                          REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement (the "Agreement") is made and entered into as of ________________, by and among Monterey Pasta Company, a Delaware corporation (the "Company"), Sentra Securities Corporation, a California corporation ("Sentra"), and _________________ ("Investor").

                                    RECITALS

     A. Investor purchased shares of the Company's common stock, no par value (the "Common Stock"), pursuant to a Private Placement Memorandum dated December 31, 1996 relating to the sale by the Company of up to 1,600 units ("Unit"), each Unit consisting of one thousand (1,000) shares of Common Stock (the "Memorandum"), through Sentra as placement agent for the offering.

     B. As a condition to such purchase, Investor has agreed to be bound by certain restrictions on transfer as more particularly described herein.

     C. As an inducement to Investor to purchase Units pursuant to the Memorandum, the Company agreed to register the shares of Common Stock underlying such Units, with the Commission, subject to the terms and conditions contained herein.

     D. The Company issued a Warrant to purchase shares of Common Stock to Sentra for services rendered in the Offering and agreed to register the Shares underlying the Warrant with the Commission, subject to the terms and conditions contained herein.

     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and the parties hereto further agree as follows:

     1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the meanings set forth below:

          1.1 "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

          1.2 "Effective Date" shall mean the date of the termination of the Offering.

          1.3 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

          1.4 "Holder" shall mean each person who holds Registrable Securities acquired in the Offering and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with Section 2 and Section 10 hereof.

          1.5 "Majority Holders" shall mean any Holder or Holders who in the aggregate hold not less than fifty percent (50%) of the outstanding Registrable Securities.

          1.6 "Offering" shall mean the offering and sale of Units by the Company pursuant to the Memorandum.

          1.7 "Other Shares" shall mean shares of the Company's Common Stock (including shares of Common Stock issued or issuable upon conversion of shares of any currently unissued series of Preferred Stock of the Company), other than the Shares, with registration rights.

          1.8 "Other Stockholders" shall mean persons other than Holders who, by virtue of agreements with the Company, are entitled to include their securities in certain registrations hereunder.

          1.9 "Registrable Securities" shall mean (i) the Shares and (ii) any shares of Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the Shares and Units provided, however, that Registrable Securities shall not include any shares of Common Stock which have previously been registered or which have been sold to the public, or which have been sold in a private transaction in which the transferor's rights under this Agreement are not assigned.

          1.10 The terms "register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

          1.11 "Registration Expenses" shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but shall not include Selling Expenses, fees and disbursements of counsel for the Holders and the compensation of regular employees of the Company, which shall be paid in any event by the Company.

          1.12 "Restricted Securities" shall mean any Registrable Securities required to bear the legend set forth in Section 2 hereof.

          1.13 "Rule 144" shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

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          1.14 "Rule 145" shall mean Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

          1.15 "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

          1.16 "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of counsel included in Registration Expenses).

          1.17 "Shares" shall mean the Company's common stock underlying both the Units sold in the Offering and the Warrant.

          1.18 "Warrant" shall mean the warrant issued to Sentra as placement agent for services rendered in the Offering.

     2.   RESTRICTIONS ON TRANSFER.

          2.1 Each Holder agrees not to make any disposition of all or any portion of the Registrable Securities unless and until:

               2.1.1 There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

               2.1.2 Such Holder shall have (i) notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

               2.1.3 Notwithstanding the provisions of this Section, no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder which is (i) a partnership to its partner or retired partners in accordance with a partnership interests, or (ii) to the Holder's family member or trust for the benefit of an individual Holder, provided the transferee will be subject to the terms of this Section 2.1 to the same extent as if he were an original Holder hereunder.

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          2.2  Each certificate representing Registrable Securities shall
(unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

          THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

     3.   REGISTRATION.

          3.1 REGISTRATION. As of the date hereof, the Company will: As soon as practicable, use its best efforts to effect a registration of the Registrable Securities (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) and as would permit or facilitate the sale and distribution of all the Registrable Securities.

          3.2 FILING OF REGISTRATION STATEMENT. The registration statement filed pursuant to Section 3.1 may, subject to the provisions of Section 3 and 11 hereof, include other securities of the Company, with respect to which registration rights have been granted, and may include securities of the Company being sold for the account of the Company.

          3.3 UNDERWRITING. The right of any Holder to registration pursuant to Section 3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Majority Holders and such Holder with respect to such participation and inclusion) to the extent provided herein. A Holder may elect to include in such underwriting all or a part of the Registrable Securities he holds.

          3.4 PROCEDURES. If the Company shall request inclusion in any registration pursuant to Section 3 of securities being sold for its own account, or if other persons shall request inclusion in any registration pursuant to
Section 3, the Majority Holder shall, on behalf of all Holders, offer to include such securities in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this Agreement (including
Section 11). The Company shall (together with all Holders and other persons proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by a majority in

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interest of the Majority Holders, which underwriters are reasonably accepted to the Company. Notwithstanding any other provision of this Section 3, if the representative of the underwriters advises the Majority Holders in writing that marketing factors require limitation on the number of shares to be underwritten, the number of shares to be included in the underwriting or registration shall be allocated as set forth in Section 11 hereof. If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company, the underwriter or the Majority Holders. The securities so excluded shall also be withdrawn from registration. Any Registrable Securities or other securities excluded shall also be withdrawn from such registration. If shares are so withdrawn from the registration and if the number of shares to be included in such registration was previously reduced as a result of marketing factors pursuant to this Section, then the Company shall offer to all holders who have retained rights to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among such holders requesting additional inclusion in accordance with Section 11.

     4.   COMPANY REGISTRATION.

          4.1 REGISTRATION OF SECURITIES. At any time after two years from the date hereof, for Holders unable to sell all of their Registrable Securities in a three month period pursuant to Rule 144, if the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders exercising their respective demand registration rights (other than pursuant to Section 3 hereof), other than a registration relating solely to employee benefit plans, or a registration relating solely to a Rule 145 transaction, or a registration on any registration form that does not permit secondary sales, the Company will:

               4.1.1 Promptly give to each such Holder written notice thereof; and

               4.1.2 Use its best efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 4.2 below, and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by any such Holder and received by the Company within twenty (20) days after the written notice from the Company described in Section 4.1.1 is mailed or delivered by the Company. Such written request may specify all or a party of such Holder's Registrable Securities.

          4.2 UNDERWRITING. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise such Holders as a part of the written notice given pursuant to Section 4.1.1. In such event, the right of any such Holder to registration pursuant to this Section shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders of securities of the Company with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

         4.3 Notwithstanding any other provision of this Section, if the representative of the underwriters advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the representative may (subject to the limitations set forth below) exclude all Registrable Securities from or limit the number of Registrable Securities to be included in, the registration and underwriting, the Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated first to the Company for securities being sold for its own account and thereafter as set forth in Section 11. If any person does not agree to the terms of any such underwriting, he shall be excluded therefrom by written notice from the Company or the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration. If shares are so withdrawn from the registration or if the number of shares of Registrable Securities to be included in such registration was previously reduced as a result of marketing factors, the Company shall then offer to all persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number os shares so withdrawn, with such shares to be allocated among the persons requesting additional inclusion in accordance with Section 11 hereof.

    5. EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to
Section 4 hereof, and the registration pursuant to Section 3 hereof and reasonable fees of one counsel for the Holders in the case of registration pursuant to Section 3 shall be borne by the Company. All Selling Expenses relating to securities to registered shall be borne by the holders of such securities pro rata on the basis of the number of shares of securities so registered on their behalf.

    6. REGISTRATION PROCEDURES. In the case of each registration effected by the Company pursuant to this Agreement, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expanse, the Company will use its best efforts to:

         6.1 Keep such registration effective until the date that is two years after the date of the last sale in this Offering or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs. Such two year period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company;

         6.2 Prepare and file with the Commission such amendments and supplements to such registration statement and the prospects used in connection with such registration statement

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as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

         6.3 Furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request;

         6.4 Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed; provided, however, that the Company makes no representations or warranties with respect to its ability to register its securities on any securities exchange, or the probable outcome or any such attempt to register its securities on an exchange;

         6.5 Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

         6.6 Cause the transfer to remove the restrictive legend from the Shares and deliver certificates without the restrictive legend to Holders that make such a request; and

         6.7 In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 3.1 hereof, the Company will enter into an underwriting agreement reasonably necessary to effect the offer and sale of Common Stock, provided such underwriting agreement contains customer underwriting provisions and provided further that if the underwriter so requests the underwriting agreement will contain customary contribution provisions.

    INDEMNIFICATION.

         7.1 The Company will indemnify each Holder, each of its legal counsel, and accountants and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification, or compliance has been affected pursuant to this Agreement, and each underwrite, if any, and each person who controls within the meaning of
Section 15 of the Securities Act any underwriter, against all expenses, claims, losses, damages, and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification, or compliance, and will reimburse each such Holder, each of its legal counsel and accountants and each person controlling such Holder, each such underwriter, and each person who controls any such

                                          7

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underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action, provided that the Company will not be liable in any such case to the ext that any such claim, loss, damage, liability, or expense arises out of or is based on untrue statement or omission based upon written information furnished to the Company by such other or underwriter and stated to be specifically for use therein. It is agreed that the indemnity agreement contained in this Section shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent has not been unreasonably withheld).

         7.2 Each Holder will, if Registrable Securities held by him are included in the securities as to which such registration, qualification, or compliance is being affected, indemnify the Company, each of its directors, officers, partners, legal counsel, and accountants and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of
Section 15 of the Securities Act, each other such Holder and Other Stockholder, and each of their officers, directors, and partners, and each person controlling such Holder or Other Stockholder, against all claims losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, Other Stockholders, directors, officers, partners, legal counsel, and accountants, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with Investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein.
The obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided that in no event shall in no event shall any indemnity under this Section exceed the gross proceeds from the offering received by such Holder.

         7.3 Each party entitled to indemnification under this Section 7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sou, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be reasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any

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such claim or litigation, shall, except with the consent of each Indemnified
Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

         7.4 If the indemnification provided for in this Section is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or able by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

         7.5 Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

    8. INFORMATION BY HOLDER. Each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Agreement.

    9. RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Restricted Securities to the public without registration, the Company agrees to use its best efforts to:

         9.1 Make and keep public information regarding the Company available as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after ninety (90) days following the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

         9.2 File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements;

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

         9.3 So long as a Holder owns any Restricted Securities, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

    10. TRANSFER OR ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register securities granted to a Holder by the Company hereunder may be transferred or assigned by a Holder only to a transferee or assignee of not less than 100,000 shares of Registrable Securities (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like), provided that the Company is given written notice at the time of or within a reasonable time after said transfer or assignment, stating the name and address of the transferee or assignee and indemnifying the securities with respect to which such registration rights are being transferred or assigned, and, provided further, that the transferee or assignee of such rights assumes the obligations of such Holder under this Agreement.

    11.     ALLOCATION OF REGISTRATION OPPORTUNITIES.     In any circumstance
in which all of the Registrable Securities and Other Shares requested to be included in a registration on behalf of the Holders or other selling stockholders cannot be so included as a result of limitations of the aggregate number of shares of Registrable Securities and Other Shares that may be so included, the number of shares of Registrable Securities and Other Shares that may be so included shall be allocated among the Holders and Other Stockholders requesting inclusion of shares pro rata on the basis of the number of shares of Registrable Securities and Other Shares that would be held by such Holders and Other Stockholders, assuming conversion; provided, however, that such allocation shall not operate to reduce the aggregate number of Registrable Securities and Other Shares to be included in such registration, if any Holder or Other Stockholder does not request inclusion of the maximum number of shares of Registrable Securities and Other Shares allocated to him pursuant to the above-described procedure, the remaining portion of his allocation shall be reallocated among those requesting Holders and Other Stockholders whose allocations did not satisfy their requests pro rata on the basis of the number of shares of Registrable Securities and Other Shares which would be held by such Holders and Other Stockholders, assuming conversion, and this procedure shall be repeated until all of the shares of Registrable Securities and Other Shares which may be included in the registration on behalf of the Holders and Other Stockholders have been so allocated.

    12. DELAY OF REGISTRATION. No Holder shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

    13.     MISCELLANEOUS.

         13.1 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of California.

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

         13.2 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

         13.3 ENTIRE AGREEMENT; AMENDMENT; WAIVER. This Agreement (including the Exhibits hereto) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by the Company and the holders of at least fifty percent (50%) of the Registrable Shares and any such amendment, waiver, discharge or termination shall be binding on all the Holders, but in no event shall the obligation of any Holder hereunder be materially increased, except upon the written consent of such Holder.

         13.4 NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by United States first-class mail, postage prepaid, or delivered personally by hand or nationally recognized courier addressed (a) if to Investor, at the address set forth below his or her name on the signature page, or at such other address as such holder or permitted assignee shall have furnished to the Company in writing, or (b) if to the Company, at 353 Sacramento St., San Francisco, California 94111, or at such other address as the Company shall have furnished to each holder in writing. All such notices and other written communications shall be effective on the date of mailing or delivery.

         13.5 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any Holder, upon any breach or default of the Company under this Agreement shall impair any such right, power or remedy of such Holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default therefore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Holder of any breach or default under this Agreement or any waiver on the part of any Holder of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Holder, shall be cumulative and not alternative.

         13.6 SEVERABILITY. The provisions of this Agreement are severable, and if any one or more provisions may be determined to be judicially unenforceable, in whole or in part, the remaining provisions and any partially unenforceable provisions to the extent enforceable, shall nevertheless be binding and enforceable.

         13.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

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    IN WITNESS WHEREOF, the parties hereto have executed this Registration
Rights Agreement effective as of the day and year first above written.

                        MONTEREY PASTA COMPANY,
                        a Delaware corporation


                        By:
                             -------------------------------
                        Its:
                             -------------------------------


                        SENTRA SECURITIES CORPORATION,
                        a California corporation

                        By:
                             -------------------------------
                             Richard P. Woltman, President


                        INVESTOR


                             -------------------------------



                        Address:

                             -------------------------------

                             -------------------------------

                             -------------------------------

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